April 25, 2002

Securities And Exchange Commission
Washington, D.C. 20549

Re: ZAP and Subsidiaries
       File No. 0-303000

Dear Sir or Madam:

We have read Item 4 of the Form 8-K of ZAP dated April 24, and we agree with the statements concerning our Firm contained therein.


Very truly yours,


/s/ Grant Thornton  LLP
-------------------------
Grant Thornton LLP

San Francisco, California